EXHIBIT 99.1

Company Contact:

Charlie Webster

Chief Financial Officer

408-894-0700

Moriah Shilton

Investor Relations

408-952-4460

PTO Issues Initial Office Action on Tessera Patent

SAN JOSE, Calif. – March 4, 2008 - Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, today announced that the U.S. Patent and Trademark Office (PTO) has issued an initial office action regarding Tessera’s 6,133,627 patent (“627”) in ex parte reexamination. This initial action is non-final and will be subject to a lengthy review process, including the possibility of appeal. This issued patent is presumed to be valid, intact and enforceable during the reexamination process, which on average takes 24 months to complete, not including appeals.

“An initial, non-final office action in an ex parte reexamination is not a final decision and should not be characterized as such,” said Bruce McWilliams, chairman, president and chief executive officer, Tessera. “We are one year into the process and just received the first office action on the ‘627 patent. We believe in the strength and validity of our battle-tested patents and will continue to vigorously defend them.”

It is not unusual for the PTO to preliminarily reject claims during the reexamination process. Tessera has the right to argue, and will continue to argue, the merits of its position.

Tessera is concurrently reiterating its revenue guidance for the first and second quarters of 2008, as contained in its announcement dated January 31, 2008. In accordance with company’s policy, Tessera’s quarterly guidance does not include settlements from the company’s current enforcement actions.

About Tessera Technologies, Inc.

Tessera is a leading provider of miniaturization technologies for the electronics industry. Tessera provides a broad range of advanced packaging, interconnect, and consumer optics solutions which are widely adopted in high-growth markets including consumer, computing, communications, medical and defense electronics. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Texas Instruments, Toshiba, Micron and Infineon. The company’s stock is traded on the NASDAQ Stock Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, include more information about factors that could affect the company’s financial results.

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Tessera and the Tessera logo are registered trademarks of Tessera. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.